SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	March 28, 2005
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044	1035 N. 3rd St. Suite 101 Lawrence, Kansas 66044
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number, Including Area Code)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchage Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 28, 2005, Protection One, Inc. (the “Company”) entered into an agreement granting 2,000 restricted share units (“RSUs”) to Robert J. McGuire, a member of the Company’s Board of Directors, under the Company’s 1997 Long-Term Incentive Plan, as amended (the “1997 LTIP”), pursuant to the Company’s compensation policy for independent directors and as approved by the Company’s Board of Directors.

The RSUs, which are subject to the terms and provisions of the 1997 LTIP and the applicable award agreement, vest ratably over four years from the date of grant beginning in March 2006.  Upon vesting, each RSU shall convert into one share of the Company’s common stock.  Any unvested RSUs granted to Mr. McGuire shall immediately vest upon a change in control of the Company, as defined in the 1997 LTIP.

The form of award agreement applicable to RSUs granted pursuant to the 1997 LTIP is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The 1997 LTIP, which was filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Form of RSU Award Agreement under 1997 Long-Term Incentive Plan, as amended

Exhibit 10.2

1997 Long-Term Incentive Plan, as amended, incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K filed by Protection One, Inc. and Protection One Alarm Monitoring, Inc. for the year ended December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: April 1, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM
MONITORING, INC.

Date: April 1, 2005	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer